UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 11, 2026 (Date of earliest event reported)

i-80 GOLD CORP.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-41382	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

150 York Street, Suite 1802, Toronto, Ontario M5H 3S5

(Address of principal executive offices) (Zip Code)

(775) 525-6450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Warrants to Purchase Common Shares	IAUX.WS	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange
Warrants to Purchase Common Shares	IAU.WT.U	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 11, 2026, i-80 Gold Corp. (the “Company”) secured a financing package (the “Financing Package”) of up to $500 million, comprised of a royalty sale for $250 million and a gold pre-payment facility for up to $250 million.

As part of the Financing Package, the Company entered into a commitment letter with Franco-Nevada Corporation (“Franco-Nevada”), pursuant to which Franco-Nevada will provide $250 million in exchange for a 1.5% life-of-mine (“LOM”) net smelter return royalty, stepping up to a 3.0% LOM net smelter return royalty on January 1, 2031 (the “Royalty Financing”). The Royalty Financing is subject to customary closing conditions and is anticipated to be completed on or about March 17, 2026. The royalty payable to Franco-Nevada pursuant to the Royalty Financing would apply to production from all mineral properties in the Company’s portfolio, including Granite Creek, Cove, the Ruby Hill Complex and Lone Tree.

Upon closing of the Financing Package, $225 million of the Royalty Financing will be made available to the Company, of which $25 million is required to be allocated to the advancement of technical and early-stage permitting activities for the Company’s Mineral Point project in 2026. The remaining $25 million of the Royalty Financing is also expected to be made available in 2026 to further advance Mineral Point, following the expenditure of the initial disbursement toward the project. In total, the Financing Package allows the Company to allocate $50 million to advance resource expansion and infill drilling, technical and early-stage permitting activities at Mineral Point in 2026.

Also as part of the Financing Package, the Company entered into a commitment letter with National Bank of Canada (“National Bank”) and Macquarie Bank Limited (“Macquarie”), pursuant to which National Bank and Macquarie agreed to provide a gold prepayment facility (the “Gold Prepay” or the “Facility”) for an initial advance of $150 million at closing, with an accordion feature for a further $100 million. Upon the closing of the Financing Package, the Company will have access to $150 million, with the obligation to deliver 39,978 ounces of gold over a 30-month period beginning in January 2028. Under the terms of the Gold Prepay, a condition precedent to the drawdown is a fully funded base case model following the completion of the recapitalization plan (as described below).

The accordion feature provides access to an additional $100 million for a 24-month period following closing of the Facility, subject to customary conditions and lender approval. The Company anticipates executing the accordion feature in the first half of 2027, at which point the number of additional gold ounces to be delivered will be determined. The Company expects the total ounces to be delivered for the full $250 million facility to represent approximately 15% of total gold output over the projected period of January 2028 to June 2030. Closing of the Facility is subject to customary closing conditions and intercreditor arrangements and is anticipated to be completed by the end of the first quarter of 2026.

On February 11, 2026, certain affiliates of Orion Resource Partners (USA) LP (collectively, “Orion”) consented to the Financing Package, and the Company agreed to repay and terminate the Gold Prepay Agreement with Orion for approximately $20 million and the convertible credit agreement with Orion for an aggregate of $75 million.

The proceeds of the Financing Package will be used, in part, to retire all of the Company’s existing debt obligations, including approximately $95 million to settle the Gold Prepay Agreement and the convertible credit agreement with Orion, as well as the Company’s existing Convertible Debentures amounting to approximately $86 million. Convertible Debenture holders have the right to elect to convert accrued interest into the Company’s common shares. The balance of the proceeds of the Financing Package will be used to advance the Company’s five gold projects through various stages of development, refurbish the Lone Tree processing plant, and fund resource expansion and infill drilling, as well as for working capital purposes.

Item 7.01.	Regulation FD Disclosure

On February 12, 2026, the Company issued a press release titled “i-80 Gold Secures Financing Package of up to $500 Million to Advance Development Plan.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

On February 11, 2026, the Company issued a mandatory redemption notice (the “Redemption Notice”) to holders of the Company’s 8.00% Secured Convertible Debentures due 2027 (the “Convertible Debentures”) calling for redemption (the “Redemption”) on March 16, 2026 of approximately $82 million principal amount of the outstanding Convertible Debentures, at a cash redemption price to be calculated as provided in accordance with the convertible debenture indenture dated as of February 22, 2023 between the Company and TSX Trust Company, as supplemented by the first supplemental convertible debenture indenture dated as of February 28, 2025. Convertible Debenture holders have the right to elect to convert accrued interest into the Company’s common shares. The Redemption is conditional upon the completion of the Financing Package transactions.

This Current Report on Form 8-K is not a notice of redemption of the Convertible Debentures. The Redemption is being made solely pursuant to the Redemption Notice, dated February 11, 2026, relating to the Convertible Debentures.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	News Release, dated February 12, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2026

i-80 GOLD CORP.

By:	/s/ Ryan Snow
Name:	Ryan Snow
Title:	Chief Financial Officer